Exhibit 99.1

1155 Rene-Levesque Boulevard West, Suite 2720
Montreal, Quebec, H3B 2J6
T(514) 337 - 2447 // F(514) 337 0985

Manaris Corporation (formerly C-Chip Technologies Corporation) Engages Midtown Partners & Co., LLC as Mergers and Acquisition Advisors

MONTREAL, July 25, 2005 --Manaris Corporation (OTCBB:CCHI - News; Frankfurt WKN:255471), a company focused on providing enterprise risk management services and solutions, is pleased to announce that it has engaged New York-based Midtown Partners & Co., LLC as its Mergers and Acquisitions advisors.

Under the terms of the one year agreement, Midtown Partners & Co., LLC will act as the Company's consultant providing strategic advice and consulting services regarding potential mergers & acquisitions, joint ventures and strategic alliances.

"Manaris Corporation now has four wholly-owned subsidiaries, which on a combined basis may be worth more than the current market capitalization of our company suggests," said Stéphane Solis, President and CEO of Manaris Corporation. "Over the past year, we have expanded the scope of our business considerably, and can now offer our growing customer base with a broad range of enterprise risk management services and solutions. Through our agreement with Midtown Partners, we are continuing to build on a relationship that has already greatly enhanced the value of our company. As we continue to increase our revenues and gross profits, we have begun to evaluate different strategic opportunities, which range from spinning off specific components of the Company and evaluating the potential sale of certain assets and divisions to making additional strategic acquisitions. Over the next few months we anticipate embarking upon new ventures that should enhance long-term shareholder value."

About Midtown Partners & Co., LLC

Established in May 2000, Midtown Partners & Co., LLC is a New York-based investment bank focused on providing investment banking services, merger and acquisition guidance and coordinating private placements. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at www.midtownpartners.com.

About Manaris Corporation

Through its wholly-owned subsidiaries, Manaris Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip North America specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

By combining both traditional security services and advanced monitoring technology, Manaris sets the industry standard for integrated, end-to-end risk management solutions.

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Manaris Corporation (OTC Bulletin Board:CCHI - News; FRANKFURT:CCHI - News)

Contact:

Manaris Corporation
Mr. Stéphane Solis
President and CEO
(514) 337-2447

OR

Zenergy Communications
Ms. Linda Farha
(514) 273-4034
linda@zenergycom.com